Exhibit 10.15

ZYMEWORKS INC.

STOCK OPTION PLAN

ARTICLE 1

INTERPRETATION

Section 1.1	Definitions

For the purposes of this Plan, the following terms shall have the following meanings:

(a)	“Affiliate” or “Affiliated” means, with respect to any specified Person, any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise);

(b)	“Authorized Leave” means any leave of absence (paid or unpaid) approved in writing by the Corporation for a period of more than four (4) weeks that occurs while the Participant continues to be employed as a full-time employee by the Corporation or retained as a full-time Consultant by the Corporation and includes any parental leave, short term disability or other bona fide paid or unpaid leave of absence or sabbatical period;

(c)	“Board” means the board of directors of the Corporation as constituted from time to time, or a committee thereof to which authority has been delegated by the board of directors with respect to any particular functions of the board of directors, as set forth in Section 2.1(c) herein;

(d)	“Business Day” means a day, other than a Saturday or Sunday, on which banking institutions in Vancouver, British Columbia are not authorized or obligated by law to close;

(e)	“Change of Control” means the happening, in a single transaction or in a series of related transactions, of any of the following events:

(i)	any transaction (other than a transaction described in clause (ii) below) pursuant to which any person or group of persons acting jointly or in concert acquires the direct or indirect beneficial ownership of securities of the Corporation representing 50% or more of the aggregate voting power of all of the Corporation’s then issued and outstanding securities entitled to vote in the election of directors of the Corporation;

(ii)	there is consummated an arrangement, amalgamation, merger, consolidation or similar transaction involving (directly or indirectly) the Corporation and, immediately after the consummation of such arrangement, amalgamation, merger, consolidation or similar transaction, the shareholders of the Corporation immediately prior thereto do not beneficially own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving or resulting entity in such amalgamation, merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving or resulting entity in such arrangement, amalgamation merger, consolidation or similar transaction, in each case in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Corporation immediately prior to such transaction;

(iii)	the sale, lease, exchange, license or other disposition of all or substantially all of the Corporation’s assets to a person other than (A) a disposition to a Person that was an Affiliate of the Corporation at the time of such sale, lease, exchange, license or other disposition or (B) a sale, lease, exchange, license or other disposition to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are beneficially owned by Shareholders of the Corporation in substantially the same proportions as their beneficial ownership of the outstanding voting securities of the Corporation immediately prior to such sale, lease, exchange, license or other disposition;

(iv)	the passing of a resolution by the Board or Shareholders to substantially liquidate the assets of the Corporation or wind up the Corporation’s business or significantly rearrange its affairs in one or more transactions or series of transactions or the commencement of proceedings for such a liquidation, winding-up or re-arrangement (except where such re-arrangement is part of a bona fide reorganization of the Corporation in circumstances where the business of the Corporation is continued and the shareholdings remain substantially the same following the re-arrangement); or

(v)	individuals who, on the Effective Time, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

(f)	“Code” has the meaning given to that term in Appendix 1;

(g)	“Consultant” means an individual (including an individual whose services are contracted through a personal holding corporation) with whom the Corporation or any of its subsidiaries has a contract for services who is approved for participation in the Plan by the Board and for whom there exists an exemption from applicable prospectus requirements permitting the granting of an Option; provided that if Form S-8 under the Securities Act of 1933 is being used to register the sale of securities to the Consultant, the individual must meet the requirements of the definition set forth in General Instruction A.1.(a)(1) of such form;

(h)	“Corporation” means Zymeworks Inc. and its respective successors and assigns;

(i)	“Date of Grant” means the date on which a particular Option is granted by the Board as evidenced by the Grant Agreement pursuant to which the particular Option was granted;

(j)	“Effective Time” has the meaning given to that term in Section 2.5;

(k)	“Eligible Person” means any director, officer, employee or Consultant of the Corporation or any of its direct or indirect subsidiaries;

(l)	“Exercise Notice” means an election to exercise Options granted to a Participant under this Plan, substantially in the form attached as Exhibit “B” to the Grant Agreement, as may be amended from time to time by the Corporation;

(m)	“Exercise Period” means the period from the Vesting Date to the close of business on the Expiry Date during which a particular Option may be exercised in the manner described in Section 4.1;

(n)	“Exercise Price” has the meaning given to that term in Section 3.2;

(o)	“Expire” means, with respect to an Option or Legacy Option, the termination of such Option or Legacy Option, on the occurrence of which such Option or Legacy Option is void, incapable of exercise and of no value whatsoever; and Expires, Expired and Expiry have a similar meaning;

(p)	“Expiry Date” means the date on which an Option Expires;

(q)	“Fair Market Value” means, on any particular day, the Market Price of a Share, but if the Shares are not listed and posted for trading on an applicable stock exchange at the relevant time, it shall be the fair market value of the Share, as determined by the Board acting in good faith;

(r)	“Grant Agreement” means an agreement between the Corporation and a Participant under which an Option is granted, substantially in the form attached hereto as Schedule “A”, as may be amended from time to time by the Corporation;

(s)	“Incapacity” has the meaning given to that term in Section 4.3(c);

(t)	“Incumbent Board” has the meaning given to that term in Section 1.1(e);

(u)	“Insider” has the meaning given to that term in the policy manual of the TSX;

(v)	“Legacy Option” means an option to purchase a Share that was granted pursuant to the terms of the Legacy Option Plan;

(w)	“Legacy Option Plan” means the Corporation’s Employee Stock Option Plan, as may be amended from time to time;

(x)	“Market Price” means, on any particular day, the volume weighted average trading price of a Share on the TSX or the Primary Stock Exchange for the five (5) preceding days on which the Shares were traded. Notwithstanding the foregoing, the Corporation may convert a Market Price denominated in United States currency to Canadian currency, or vice-versa, at the Bank of Canada noon exchange rate on the day prior to the particular day, and the converted amount shall be the Market Price;

(y)	“Non-Executive Director” means any director of the Corporation who is not an employee or officer of the Corporation or any Affiliate;

(z)	“Option” means an option to purchase a Share that is granted to an Eligible Person pursuant to the terms of this Plan;

(aa)	“Participant” means an Eligible Person to whom an Option has been granted;

(bb)	“Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division or any government, governmental department or agency or political subdivision thereof;

(cc)	“Plan” means this Stock Option Plan, as may be amended from time to time;

(dd)	“Primary Stock Exchange” means a Stock Exchange where the majority of the trading volume and value of the Shares has occurred for the five (5) trading days immediately preceding the relevant date;

(ee)	“Share” means a common share in the capital of the Corporation;

(ff)	“Share Compensation Arrangement” means any stock option, stock option plan, employee stock purchase plan, long-term incentive plan or any other compensation or incentive mechanism of the Corporation involving the issuance or potential issuance of securities of the Corporation from treasury, including without limitation a Share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise, but does not include any such arrangement which does not involve the issuance from treasury or potential issuance from treasury of securities of the Corporation;

(gg)	“Shareholders” means holders of Shares;

(hh)	“Stock Exchange” means the TSX and, if the Shares are listed and posted for trading on another stock exchange, the stock exchange(s) on which the Shares are listed or posted for trading;

(ii)	“Surrender” has the meaning given to that term in Section 4.1(c);

(jj)	“Surrender Notice” has the meaning given to that term in Section 4.1(c);

(kk)	“Termination Date” has the meaning given to that term in Section 4.3(c);

(ll)	“TSX” means the Toronto Stock Exchange; and

(mm)	“Vesting Date” means the date or dates determined in accordance with the terms of the Grant Agreement entered into in respect of such Options (as described in Section 3.3), on and after which a particular Option, or any part thereof, may be exercised, subject to amendment or acceleration from time to time in accordance with the terms hereof or the terms of the Grant Agreement.

Section 1.2	Interpretation

(a)	Whenever the Board is to exercise discretion or authority in the administration of the terms and conditions of this Plan, the term “discretion” or “authority” means the sole and absolute discretion of the Board.

(b)	In the Plan, words importing the singular shall include the plural and vice versa and words importing any gender include any other gender.

(c)	Unless otherwise specified in the Participant’s Grant Agreement, all references to money amounts are to Canadian currency.

(d)	As used herein, the terms “Article” and “Section” mean and refer to the specified Article and Section of this Plan, respectively.

(e)	The words “including” and “includes” mean “including (or includes) without limitation”.

ARTICLE 2

GENERAL PROVISIONS

Section 2.1	Administration

(a)	The Board shall administer this Plan. Nothing contained herein shall prevent the Board from adopting other or additional Share Compensation Arrangements or other compensation arrangements.

(b)	Subject to the terms and conditions set forth herein, the Board has the authority: (i) to grant Options to purchase Shares to Eligible Persons; (ii) to determine the terms, including the limitations, restrictions, vesting period and conditions, if any, of such grants; (iii) to interpret this Plan and all agreements entered into hereunder; (iv) to adopt, amend and rescind such administrative guidelines and other rules relating to this Plan as it may from time to time deem advisable; and (v) to make all other determinations and to take all other actions in connection with the implementation and administration of this Plan as it may deem necessary or advisable. The Board’s guidelines, rules, interpretations and determinations shall be conclusive and binding upon the Corporation, its subsidiaries and all Participants, Eligible Persons and their legal, personal representatives and beneficiaries.

(c)	Notwithstanding the foregoing or any other provision contained herein, the Board shall have the right to delegate the administration and operation of this Plan, in whole or in part, to a committee thereof. For greater certainty, any such delegation by the Board may be revoked or amended at any time at the Board’s sole discretion.

(d)	No member of the Board or any person acting pursuant to authority delegated by it hereunder shall be liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Board and each such person shall be entitled to indemnification by the Corporation with respect to any such action or determination.

(e)	The Board may adopt such rules or regulations and vary the terms of this Plan and any grant hereunder as it considers necessary to address tax or other requirements of any applicable non-Canadian jurisdiction, including without limitation Sections 422 and 409A of the Code (with respect to Participants who are subject to taxation in the United States).

(f)	The Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issue of any Shares or any other securities in the capital of the Corporation other than as specifically provided for in the Plan.

Section 2.2	Shares Reserved

(a)	The maximum number of Shares reserved for issuance, in the aggregate, under this Plan shall include the number of Shares that are reserved for issuance upon the exercise of stock options outstanding as of the Effective Time that were previously granted under the Legacy Option Plan and shall not exceed a rolling number equal to 17% of the issued and outstanding Shares of the Corporation (on a non-diluted basis) outstanding at the time of grant of Options under this Plan.

(b)	For the purposes of calculating the maximum aggregate number of Shares which may be reserved for issuance under this Plan pursuant to Section 2.2(a), following the Expiry, cancellation or other termination of any Options under this Plan and the Legacy Options under the Legacy Option Plan, a number of Shares equal to the number of Options, Legacy Options or rights so Expired, cancelled or terminated shall immediately and automatically become available for issuance in respect of Options that may be subsequently granted under this Plan.

(c)	The Corporation shall at all times reserve for issuance and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

(d)	Notwithstanding any other provision contained herein:

(i)	the number of Shares issuable to Insiders, at any time, under this Plan, together with the aggregate number of Shares issuable to Insiders under any other Share Compensation Arrangement, shall not exceed 10% of the Corporation’s total issued and outstanding share capital; and

(ii)	the number of Shares issued to Insiders under the Plan, together with the aggregate number of Shares issued to Insiders under any other Share Compensation Arrangement, within a one year period shall not exceed 10% of the Corporation’s total issued and outstanding share capital.

(e)	If there is a change in the outstanding Shares by reason of any stock dividend or split, or in connection with a reclassification, reorganization or other change of Shares, consolidation, distribution (other than an ordinary course dividend in cash or Shares, but including for greater certainty shares or equity interests in a subsidiary or business unit of the Corporation or one of its subsidiaries or cash proceeds of the disposition of such a subsidiary or business unit), merger or amalgamation or similar corporate transaction, the Board shall make, subject to any required approval of the Stock Exchange, the appropriate substitution or adjustment in order to maintain the Participants’ economic rights in respect of their Options in connection with such change, including without limitation:

(i)	adjustments to the Exercise Price without any change in the total price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each Share covered by the Option;

(ii)	adjustments to the number of Shares to which a Participant is entitled upon exercise of an Option;

(iii)	adjustments permitting the immediate exercise of any outstanding Options that are not otherwise exercisable; and

(iv)	adjustments to the number or kind of Shares or other securities reserved for issuance pursuant to the Plan and to the number or kind of Shares or other securities or other property issuable upon the exercise of Options.

Section 2.3	Amendment and Termination

(a)	The Board may, in its sole discretion, suspend or terminate the Plan at any time or from time to time and/or amend or revise the terms of the Plan or of any Option granted under the Plan and any Grant Agreement relating thereto, provided that such suspension, termination, amendment or revision shall:

(i)	not adversely alter or impair any Option previously granted except as permitted by the terms of this Plan;

(ii)	be in compliance with applicable law and subject to any regulatory approvals including, where required, the approval of the Stock Exchange; or

(iii)	be subject to Shareholder approval, where required by law, the requirements of the Stock Exchange or this Plan.

(b)	If the Plan is terminated, the provisions of the Plan and any administrative guidelines and other rules and regulations adopted by the Board and in force with respect to outstanding Options will continue in effect as long as any such Option or any rights pursuant thereto remain outstanding and, notwithstanding the termination of the Plan, the Board will remain able to make such interpretations and amendments to the Plan or the Options as they would have been entitled to make if the Plan were still in effect.

(c)	Subject to Section 2.3(a), the Board may from time to time, in its discretion and without the approval of Shareholders, make changes to the Plan or any Option that do not require the approval of Shareholders under Section 2.3(d), which may include but are not limited to:

(i)	any amendment of a “housekeeping” nature, including without limitation those made to clarify the meaning of an existing provision of the Plan, correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan, correct any grammatical or typographical errors or amend the definitions in the Plan regarding administration of the Plan;

(ii)	a change to the vesting provisions of the Plan or any Option;

(iii)	a change to the provisions governing assignability and the effect of termination of a Participant’s employment, contract or office;

(iv)	the addition of a form of financial assistance and any amendment to a financial assistance provision which is adopted;

(v)	a change to advance the date on which any Option may be exercised under the Plan; and

(vi)	an amendment of the Plan or an Option as necessary to comply with applicable law or the requirements of the Stock Exchange or any other regulatory body having authority over the Corporation, the Plan, the Participants or the Shareholders.

(d)	Shareholder approval is required for the following amendments to the Plan:

(i)	any increase in the maximum number of Shares that may be issuable from treasury pursuant to Options granted under the Plan (as set out in Section 2.2), other than an adjustment pursuant to Section 2.2(e);

(ii)	any reduction in the Exercise Price of an Option after the Option has been granted or any cancellation of such Option and the substitution of that Option with a new Option with a reduced Exercise Price, except in the case of an adjustment pursuant to Section 2.2(e);

(iii)	any extension of the maximum Expiry Date of an Option, except in case of an extension due to a black-out period;

(iv)	a change to the definition of Eligible Persons;

(v)	the addition of a deferred or performance share unit or any other provision which results in Participants receiving securities while no cash consideration is received by the Corporation;

(vi)	any amendment to Section 2.2(d); and

(vii)	any amendment to Section 2.3(c) and Section 2.3(d).

Section 2.4	Compliance with Legislation

(a)	The Plan (including any amendments thereto), the terms of the grant of any Option under the Plan, the grant and exercise of any Option and the Corporation’s obligation to sell and deliver Shares upon the exercise of any Option, shall be subject to all applicable federal, provincial, state and foreign laws, rules and regulations, the rules and regulations of the Stock Exchange and any other stock exchange on which the Shares are listed or posted for trading and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel to the Corporation, be required. The Corporation shall not be obliged by any provision of the Plan or the grant of any Option hereunder to issue or sell Shares in violation of such laws, rules and regulations or any condition of such approvals.

(b)	No Option shall be granted, and no Shares shall be issued or sold hereunder, where such grant, issue or sale would require registration of the Plan or of Shares under the securities laws of any foreign jurisdiction (other than the United States), and any purported grant of any Option or purported issue or sale of Shares hereunder in violation of this provision shall be void.

(c)	The Corporation shall have no obligation to issue any Shares pursuant to this Plan unless upon official notice of issuance such Shares shall have been duly listed with the Stock Exchange (and any other stock exchange on which the Shares are listed or posted for trading). Shares issued and sold to Participants pursuant to the exercise of Options may be subject to limitations on sale or resale under applicable securities laws.

(d)	If Shares cannot be issued to a Participant upon the exercise of an Option due to legal or regulatory restrictions, the obligation of the Corporation to issue such Shares shall terminate and any funds paid to the Corporation in connection with the exercise of such Option will be returned to the applicable Participant as soon as practicable.

Section 2.5	Effective Time and Termination

The Plan shall be effective at the time (the “Effective Time”) immediately preceding the closing of the initial public offering of the Shares. No Options may be issued under the Plan from and after the later of: (i) the tenth anniversary of the date upon which the Effective Time occurs or (ii) the tenth anniversary of the date shareholders of the Corporation approve the Plan, provided that Options issued prior to such date shall remain in effect following such date in accordance with their terms.

Section 2.6	Tax Withholdings and Deductions

Notwithstanding any other provision contained herein, the exercise of each Option granted under this Plan is subject to the condition that if at any time the Corporation determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in respect of such exercise, such exercise is not effective unless such withholding has been effected to the satisfaction of the Corporation. In such circumstances, the Corporation may require that a Participant pay to the Corporation, in addition to the Exercise Price for the Shares, such amount as the Corporation is obliged to remit to the relevant taxing authority in respect of the exercise of the Option. Any such additional payment is due no later than the date as of which any amount with respect to the Option exercised first becomes includable in the gross income of the Participant for tax purposes. A Participant may direct a portion of the Shares acquired pursuant to sections 4.1(b) or (c) to be sold by a broker to satisfy withholding obligations and the funds from such sale to be paid to the Corporation to be remitted to the relevant taxing authority. In addition, the Corporation or the relevant subsidiary, as applicable, shall be entitled to withhold from any amount payable to a Participant, either under this Plan or otherwise, such amount as may be necessary so as to ensure that the Corporation or the relevant subsidiary is in compliance with the all applicable withholding taxes or other source deductions relating to the exercise of such Options.

Section 2.7	Non-Transferability

Except as set forth herein, Options are not transferable. Options may be exercised only by:

(i)	the Participant to whom the Options were granted;

(ii)	with the Board’s prior written approval and subject to such conditions as the Corporation may stipulate (which may include conditions with respect to compliance with applicable securities law), such Participant’s family or retirement savings trust or any registered retirement savings plans or registered retirement income funds of which the Participant is and remains the annuitant;

(iii)	upon the Participant’s death, by the legal representative of the Participant’s estate; or

(iv)	upon the Participant’s Incapacity, the legal representative having authority to deal with the property of the Participant;

provided that any such legal representative shall first deliver evidence satisfactory to the Corporation of entitlement to exercise any Option. A person exercising an Option may subscribe for Shares only in the person’s own name or in the person’s capacity as a legal representative.

Section 2.8	Participation in this Plan

(a)	No Participant has any claim or right to be granted an Option (including, without limitation, an Option granted in substitution for any Option that has expired pursuant to the terms of this Plan), and the granting of any Option does not and is not to be construed as giving a Participant a right to continued employment or to remain a Consultant, director, officer or employee, as the case may be, of the Corporation or an Affiliate of the Corporation. Nothing contained in this Plan or in any Option granted under this Plan shall interfere in any way with the rights of the Corporation or an Affiliate of the Corporation in connection with the employment, retention or termination of any such person.

(b)	No Participant has any rights or privileges as a shareholder of the Corporation in respect of Shares issuable on the exercise of rights to acquire Shares under any Option until the allotment and issuance to the Participant of certificates representing such Shares or the entry of such Participant’s name on the share register of the Corporation as the holder of Shares and that person becomes the holder of record of those Shares. The Participant or the Participant’s legal representative shall not, by reason of the grant of any Option, be considered to be a shareholder of the Corporation until an Option has been duly exercised and shares have been issued in respect thereof.

(c)	The Corporation makes no representation or warranty as to the future market value of the Shares or with respect to any income tax matters affecting the Participant resulting from the grant or exercise of an Option or transactions in the Shares. With respect to any fluctuations in the market price of Shares, neither the Corporation, nor any of its directors, officers, employees, shareholders or agents shall be liable for anything done or omitted to be done by such person or any other person with respect to the price, time, quantity or other conditions and circumstances of the issuance of Shares hereunder or in any other manner related to the Plan. For greater certainty, no amount will be paid to, or in respect of, a Participant under the Plan or pursuant to any other arrangement, and no additional Options will be granted to such Participant to compensate for a downward fluctuation in the price of the Shares, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose. The Corporation does not assume responsibility for the income or other tax consequences resulting to the Participant and they are advised to consult with their own tax advisors.

Section 2.9	Notice

Each notice relating to the Option, including the exercise thereof, must be in writing. All notices to the Corporation must be delivered personally, by prepaid registered mail or by email and must be addressed to the secretary of the Corporation. All notices to the Participant will be addressed to the principal address of the Participant on file with the Corporation. Either the Corporation or the Participant may designate a different address by written notice to the other. Such notices are deemed to be received: (i) if delivered personally, on the date of delivery; (ii) if sent by prepaid, registered mail, on the fifth Business Day following the date of mailing; or (iii) if sent by email, when the sender receives an email from the recipient acknowledging receipt, provided that an automatic “read receipt” does not constitute acknowledgment of an email for purposes hereof. Any notice given by either the Participant or the Corporation is not binding on the recipient thereof until received.

Section 2.10	Right to Issue Other Shares

The Corporation shall not by virtue of this Plan be in any way restricted from declaring and paying stock dividends, issuing further Shares, repurchasing Shares or varying or amending its share capital or corporate structure.

Section 2.11	Quotation of Shares

So long as the Shares are listed on a Stock Exchange, the Corporation must apply to the Stock Exchange for the listing or quotation, as applicable, of the Shares issued upon the exercise of all Options granted under the Plan, however, the Corporation cannot guarantee that such Shares will be listed or quoted on the Stock Exchange or any other stock exchange.

Section 2.12	No Fractional Shares

No fractional Shares shall be issued upon the exercise of any Option granted under the Plan and, accordingly, if a Participant would become entitled to a fractional Share upon the exercise of an Option, or from an adjustment permitted by the terms of this Plan, such Participant shall only have the right to purchase the next lowest whole number of Shares, and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

Section 2.13	Governing Law

The Plan shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

ARTICLE 3

OPTIONS

Section 3.1	Grant

(a)	Subject to the provisions of this Plan, the Board may grant Options to any Eligible Person upon the terms, conditions and limitations set forth herein or such other terms, conditions and limitations as the Board may determine and set forth in the Grant Agreement; provided that no Option in respect of which Shareholder approval is required under the rules of the Stock Exchange is granted until the time that such grant has been approved by the Shareholders.

(b)	An Option shall be evidenced by a Grant Agreement, signed on behalf of the Corporation.

(c)	The grant of an Option to, or the exercise of an Option by, a Participant under the Plan shall neither entitle such Participant to receive nor preclude such Participant from receiving subsequently granted Options.

Section 3.2	Exercise Price

An Option may be exercised at a price that shall be fixed by the Board at the time that the Option is granted, but in no event shall it be less than the Fair Market Value of the Shares on the Date of Grant (the “Exercise Price”). The Exercise Price shall be subject to adjustment in accordance with the provisions of Section 2.2(e) hereof.

Section 3.3	Vesting

(a)	All Options granted hereunder shall vest in accordance with the terms of the Grant Agreement entered into in respect of such Options. The Board has the right to accelerate the date upon which any Option becomes exercisable notwithstanding the vesting schedule set forth for such Option, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration.

(b)

Notwithstanding any other provision of the Plan, unless otherwise approved by the Board, the vesting of any Options granted hereunder shall be suspended and postponed during any period of Authorized Leave and, upon a Participant’s return from such Authorized Leave, the vesting of such Options shall be extended by a period equivalent to such period of Authorized Leave provided that any such extension will not extend the Expiry Date of the option. Notwithstanding the foregoing, upon a Participant’s return from an Authorized Leave that was a parental leave, the rate of vesting of such Participant’s Options shall be accelerated to twice the rate provided for in the Participant’s Grant Agreement until such time as the Participant holds vested Options in accordance with the original schedule of Vesting Dates provided for in the Participant’s Grant Agreement. For certainty, nothing contained herein shall limit the effect of Section 4.3 of the Plan upon the termination of any Participant’s employment or service as a Consultant, and the calculation of the number of Options vested as of a Participant’s Termination Date for purposes thereof shall take into account any suspension, postponement or adjustment of the vesting schedule applicable to such Options contemplated by this Section 3.3(b).

ARTICLE 4

EXERCISE & EXPIRY

Section 4.1	Conditions of Exercise

(a)	Vested Options may only be exercised during the Exercise Period by the Participant or upon the Participant’s death or Incapacity, his or her legal representative (provided that such legal representative shall first deliver evidence satisfactory to the Corporation of entitlement to exercise such vested Options). Subject to the restrictions set out in this Plan and to any alternative exercise procedure which may be established from time to time by the Board, Options to acquire Shares may be exercised by delivering to the Corporation an Exercise Notice, together with a bank draft, certified cheque or other form of payment acceptable to the Corporation in an amount equal to the aggregate Exercise Price of the Shares to be purchased pursuant to the exercise of the Options and, if required by Section 2.6, the amount necessary to satisfy any source deductions or withholding taxes.

(b)	Pursuant to the Exercise Notice, a Participant may choose to undertake a “cashless exercise” with the assistance of a broker in order to facilitate the exercise of such Participant’s Options. The “cashless exercise” procedure may include a sale of such number of Shares as is necessary to raise an amount equal to the aggregate Exercise Price for all Options being exercised by that Participant under an Exercise Notice. The Participant shall also comply with Section 2.6 of this Plan with regards to any applicable withholding tax and shall comply with all such other procedures and policies as the Corporation may prescribe or determine to be necessary or advisable from time to time in connection with such “cashless exercise.”

(c)	In addition, in lieu of exercising any vested Option in the manner described in this Article 4, and pursuant to the terms of this Article 4, a Participant may provide a properly endorsed notice of surrender to the Secretary of the Corporation, substantially in the form of Exhibit “C” to the Grant Agreement (a “Surrender Notice”) pursuant to which the Participant agrees to transfer, dispose and surrender an Option (“Surrender”) to the Corporation and elects to receive that number of Shares calculated using the following formula, after deduction of any income tax and other amounts required by law to be withheld pursuant to Section 2.6:

X = Y * (A-B) / A

Where:

X = the number of Shares to be issued to the Participant

Y = the number of Shares underlying the Options to be Surrendered

A = the Fair Market Value of the Shares as at the date of the Surrender

B = the Exercise Price of such Options

The decision of whether or not to permit Surrender for any Option is at the sole discretion of the Corporation and will be made on a case by case basis.

(d)	Where Shares are to be issued to the Participant pursuant to the terms of this Section 4.1, as soon as practicable following the receipt of the Exercise Notice and, if Options are exercised only in accordance with the terms of Section 4.1(a), the required bank draft, certified cheque or other acceptable form of payment, the Corporation shall duly issue such Shares to the Participant as fully paid and non-assessable.

Section 4.2	Exercise Period

(a)	The Exercise Period shall be determined by the Board in its sole and absolute discretion at the time the Option is granted and:

(i)	each Option shall Expire not later than ten (10) years after the Date of Grant;

(ii)	unless otherwise provided in the Participant’s Grant Agreement, the Exercise Period shall be automatically reduced or the Expiry Date postponed in accordance with this Article 4 upon the occurrence of any of the events referred to herein; and

(iii)	unless otherwise provided in the Participant’s Grant Agreement, no Option in respect of which Shareholder approval is required under the rules of the Stock Exchange shall be exercisable until the time that such Option has been approved by the Shareholders.

(b)	Notwithstanding any other provision of the Plan, if the Expiry Date of an Option falls on a date upon which such Participant is prohibited from exercising such Option due to a blackout period or other trading restriction imposed by the Corporation, then the Expiry Date of such Option shall be automatically extended to the tenth (10th) Business Day following the date the relevant black-out period or other trading restriction imposed by the Corporation is lifted, terminated or removed; provided, however, that notwithstanding the foregoing, the Expiry Date of an Option shall in no case extend beyond the tenth (10th) anniversary of the date on which it is granted.

Section 4.3	Termination Date

(a)	Subject to Section 4.2, unless otherwise provided in the Participant’s Grant Agreement, employment agreement or consulting agreement:

(i)	if, at any time, a Participant ceases to be a full-time employee of the Corporation or a subsidiary as a result of the Participant’s retirement with the concurrence of the Board, any Options granted to such Participant and vested as of the Termination Date (as defined below) shall remain exercisable by such Participant until the earlier of: (i) 90 days following the Termination Date; and (ii) the Expiry Date. As of the Termination Date, all unvested Options of such Participant shall Expire and such Participant shall no longer be eligible for a grant of Options;

(ii)	if, at any time, a Participant ceases to be a full-time employee of the Corporation or a subsidiary as a result of the Participant’s death or Incapacity, any Options granted to such Participant and vested as of the Termination Date shall remain exercisable by such Participant (or, in accordance with Section 2.7, the Participant’s legal representative) until the earlier of: (i) one year following the date of death or the date on which the Board determines that the Incapacity will prevent the employee from fulfilling his or her full-time duties with the Corporation; and (ii) the Expiry Date. As of the Termination Date, all unvested Options of such Participant shall Expire;

(iii)	if, at any time, a Participant ceases to be a full-time employee of the Corporation or a subsidiary as a result of the Participant’s termination for cause, as determined by the Board, in its discretion, then, as of the Termination Date, the vested and unvested Options granted to such Participant shall Expire and be of no further force or effect whatsoever and such Participant shall no longer be eligible for a grant of Options;

(iv)	if, at any time, a Participant ceases to be a full-time employee of the Corporation or a subsidiary as a result of the Participant’s resignation, then any Options granted to such Participant and vested as of the Termination Date shall remain exercisable by such Participant until the earlier of: (i) 90 days following the Termination Date; and (ii) the Expiry Date. As of the Termination Date, all unvested Options granted to such Participant shall Expire and be of no further force or effect whatsoever and such Participant shall no longer be eligible for a grant of Options;

(v)	if, at any time, a Participant ceases to be a full-time employee of the Corporation or a subsidiary as a result of the Participant’s dismissal without cause, any Options granted to such Participant and vested as of the Termination Date shall remain exercisable by such Participant until the earlier of: (i) ninety (90) days following the Termination Date; and (ii) the Expiry Date. As of the Termination Date, all unvested Options of such Participant shall Expire (for certainty, without regard to any period of reasonable notice that the Corporation or a subsidiary, as the case may be, may be required at law to provide to the Participant) and such Participant shall no longer be eligible for a grant of Options;

(vi)	where, in the case of a Consultant, the Participant’s consulting agreement or arrangement terminates by reason of: (i) termination by the Corporation or an Affiliate for any reason whatsoever other than for material breach of the consulting agreement or arrangement (whether or not such termination is effected in compliance with any termination provisions contained in the Participant’s consulting agreement or arrangement); or (ii) voluntary termination by the Participant, then any Options held by the Participant that are exercisable at the Termination Date continue to be exercisable by the Participant until the earlier of: (A) the date that is ninety (90) days from the Termination Date; and (B) the Expiry Date. Any Options held by the Participant that are not exercisable at the Termination Date immediately expire and are cancelled on such date;

(vii)	where, in the case of a Consultant, the Participant’s consulting agreement or arrangement terminates by reason of the death or Incapacity of the Participant, then any Options held by the Participant that are exercisable at the date of the death or Incapacity of the Participant continue to be exercisable by the Participant (or, in accordance with Section 2.7, the Participant’s legal representative) until the earlier of: (i) the date that is one year from the date of the death or Incapacity of the Participant; and (ii) the Expiry Date. Any Options held by the Participant that are not exercisable at the date of the death or Incapacity of the Participant immediately expire and are cancelled on such date;

(viii)	where, in the case of a Consultant, the Participant’s consulting agreement or arrangement is terminated by the Corporation or an Affiliate for material breach of the consulting agreement or arrangement (whether or not such termination is effected in compliance with any termination provisions contained in the Participant’s consulting agreement or arrangement), as determined by the Board, in its discretion, then any Options held by the Participant, whether or not such Options are exercisable at the Termination Date, immediately expire and are cancelled on the Termination Date at a time determined by the Board, in its discretion;

(ix)	if, at any time, a Participant ceases to be a director, officer or member of an advisory board of the Corporation or a subsidiary (and is not or does not continue as a full-time employee or consultant of the Corporation or a subsidiary) for a reason other than the death or Incapacity of the Participant, the Options granted to such Participant and vested as of the Termination Date may be exercised by such Participant until the earlier of: (i) ninety (90) days following the Termination Date; and (ii) the Expiry Date. As of the Termination Date, all unvested Options granted to such Participant shall cease and terminate and be of no further force or effect whatsoever;

(x)	if, at any time, a Participant ceases to be a director, officer or member of an advisory board of the Corporation or a subsidiary (and is not or does not continue as a full-time employee or consultant of the Corporation or a subsidiary) as a result of the Participant’s death or Incapacity, any Options granted to such Participant and vested as of the Termination Date shall remain exercisable by such Participant (or, in accordance with Section 2.7, the Participant’s legal representative) until the earlier of: (i) the date that is one year from the date of the death or Incapacity of the Participant; and (ii) the Expiry Date. As of the Termination Date, all unvested Options granted to such Participant shall cease and terminate and be of no further force or effect whatsoever; and

(xi)	if, at any time, a Participant who is a Non-Executive Director, ceases to be a director of the Corporation or a subsidiary for a reason other than the death or Incapacity of the Participant, the Options granted to such Participant and vested as of the Termination Date may be exercised by such Participant until the earlier of: i) the date that is one year from the Termination Date; and (ii) the Expiry Date. As of the Termination Date, all unvested Options of such Participant shall Expire and such Participant shall no longer be eligible for a grant of Options.

(b)	Notwithstanding any other provisions of this Section 4.3, the Board may extend the expiration date of vested and unvested Options of a Participant beyond the Expiry Dates set out above, provided that such extended dates are not later than the initial assigned maximum Expiry Date of any such Option.

(c)	For purposes of the foregoing:

“Incapacity” means the permanent and total incapacity of a Participant as determined in accordance with procedures established by the Board for purposes of this Plan; and

“Termination Date” means:

(i)	in the case of a Participant whose employment or term of office with the Corporation or a subsidiary terminates in the circumstances set out in Section 4.3, the date that is designated by the Corporation or a subsidiary, as the case may be, as the last day of the Participant’s employment or term of office with the Corporation or a subsidiary, as the case may be, provided that in the case of termination of employment by voluntary resignation by the Participant, such date shall not be earlier than the date notice of resignation was given, and, in the case of a termination by the Corporation without cause, “Termination Date” specifically does not mean the date on which any period of reasonable notice that the Corporation or a subsidiary, as the case may be, may be required at law to provide to the Participant, would expire; and

(ii)	in the case of a Participant who is a Consultant and whose consulting agreement or arrangement with the Corporation or a subsidiary, as the case may be, terminates in the circumstances set out in Section 4.3, the date that is designated by the Corporation or a subsidiary, as the case may be, as the date on which the Participant’s consulting agreement or arrangement is terminated, provided that in the case of voluntary termination by the Participant, such date shall not be earlier than the date notice of voluntary termination was received by the Corporation, and, in the case of a termination by the Corporation without cause, “Termination Date” specifically does not mean the date on which any period of notice of termination that the Corporation or a subsidiary, as the case may be, may be required to provide to the Participant under the terms of the consulting agreement or arrangement, would expire.

Section 4.4	Change of Control

(a)	Notwithstanding anything else in this Plan or any Grant Agreement, the Board has the right to provide for the conversion or exchange of any outstanding Options into or for options, rights or other securities in any entity participating in or resulting from a Change of Control, cash or other property.

(b)	Upon the Corporation entering into an agreement relating to a transaction which, if completed, would result in a Change of Control, or otherwise becoming aware of a pending Change of Control, the Corporation shall give written notice of the proposed Change of Control to the Option holders, together with a description of the effect of such Change of Control on outstanding Options, not less than seven (7) days prior to the closing of the transaction resulting in the Change of Control.

(c)	The Board may, in its sole discretion, accelerate the vesting and/or the Expiry Date of any or all outstanding Options to provide that, notwithstanding the vesting provisions of such Options or any Grant Agreement, such designated outstanding Options shall be fully vested and conditionally exercisable upon (or prior to) the completion of the Change of Control provided that the Board shall not, in any case, authorize the exercise of Options pursuant to this Section 4.4(c) beyond the Expiry Date of the Options. If the Board elects to accelerate the vesting and/or the Expiry Date of the Options, then if any of such Options are not exercised within seven (7) days after the Option holders are given the notice contemplated in Section 4.4(b) (or such later Expiry Date as the Board may prescribe), such unexercised Options shall, unless the Board otherwise determines, terminate and Expire following the completion of the proposed Change of Control. If, for any reason, the Change of Control does not occur within the contemplated time period, the acceleration of the vesting and the Expiry Date of the Options shall be retracted and vesting shall instead revert to the manner provided in the Grant Agreement.

(d)	To the extent that the Change of Control would also result in a capital reorganization, arrangement, amalgamation or reclassification of the share capital of the Corporation and the Board does not accelerate the vesting and/or the Expiry Date of Options pursuant to Section 4.4(c), the Corporation shall make adequate provisions to ensure that, upon completion of the proposed Change of Control, the number and kind of shares subject to outstanding Options and/or the Exercise Price per share of Options shall be appropriately adjusted (including by substituting the Options for options to acquire securities in any successor entity to the Corporation) in such manner as the Board considers equitable to prevent substantial dilution or enlargement of the rights granted to Option holders. The Board may make changes to the terms of the Options or the Plan to the extent necessary or desirable to comply with any rules, regulations or policies of any stock exchange on which any securities of the Corporation may be listed, provided that the value of previously granted Options and the rights of Option holders are not materially adversely affected by any such changes.

(e)	Notwithstanding anything else to the contrary herein, in the event of a potential Change of Control, the Board shall have the power, in its sole discretion, to modify the terms of this Plan and/or the Options (including, for greater certainty, to cause the vesting of all unvested Options) to assist the Participants to tender into a take-over bid or other transaction leading to a Change of Control. For greater certainty, in the event of a take-over bid or other transaction leading to a Change of Control, the Board shall have the power, in its sole discretion, to permit Participants to conditionally exercise their Options, such conditional exercise to be conditional upon the take-up by such offeror of the Shares or other securities tendered to such take-over bid in accordance with the terms of such take-over bid (or the effectiveness of such other transaction leading to a Change of Control). If, however, the potential Change of Control referred to in this Section 4.4(e) is not completed within the time specified therein (as the same may be extended), then notwithstanding this Section 4.4(e) or the definition of “Change of Control”: (i) any conditional exercise of vested Options shall be deemed to be null, void and of no effect, and such conditionally exercised Options shall for all purposes be deemed not to have been exercised; (ii) Shares which were issued pursuant to exercise of options which vested pursuant to this Section 4.4 shall be returned by the Participant to the Corporation and reinstated as authorized but unissued Shares; and (iii) the original terms applicable to Options which vested pursuant to this Section 4.4 shall be reinstated.

APPENDIX 1

US RESIDENT EMPLOYEES

The terms of the Plan are hereby modified with respect to those Participants who are U.S. Participants:

SPECIAL APPENDIX

to the

Zymeworks Inc.

Stock Option Plan

Special Provisions Applicable to Participants Subject to

the United States Internal Revenue Code

This Appendix sets forth special provisions of the Zymeworks Inc. Stock Option Plan (the “Plan”) that apply to U.S. Participants. All Options issued under the Plan to U.S. Participants are intended to be exempt from Section 409A of the Code, or any successor thereto, and all provisions hereunder shall be read, interpreted, and applied with that purpose in mind. Terms used herein that are defined in the Plan shall have the meanings set forth in the Plan, as amended from time to time.

1.	Interpretation

(a)	For the purposes of this Appendix, the following terms have the following meanings:

(i)	“Code” means the United States Internal Revenue Code of 1986, as amended, and any applicable United States Treasury Regulations and other binding regulatory guidance thereunder;

(ii)	“Incentive Stock Option” means any Option granted under the Plan which is designated in the Grant Agreement (at the time it is granted) as an incentive stock option within the meaning of Section 422 of the Code or any successor thereto and which also satisfies the requirements of such section (including, without limitation, the requirement that the Participant is employed by the Corporation or a “parent corporation” or “subsidiary corporation” of the Corporation (as such terms are defined in Section 424 of the Code));

(iii)	“Non-Qualified Option” means any Option granted under the Plan to a U.S. Participant which is not an Incentive Stock Option;

(iv)	“Ten Percent Shareholder” means a U.S. Participant who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any subsidiary of the Corporation, as applicable (determined in accordance with Section 422 of the Code);

(v)	“Separation From Service” shall have the meaning as set forth in United States Treasury Regulation Section 1.409A-1(h) (after giving effect to the presumptions contained therein); and

(vi)	“U.S. Participant” shall have the meaning set forth in Section 2(a), below.

(b)	The Plan and this Appendix are complementary to each other and shall, with respect to Options granted to U.S. Participants, be read and deemed as one. In the event of any contradiction, whether explicit or implied, between the provisions of this Appendix and the Plan, the provisions of this Appendix shall prevail with respect to Options granted to U.S. Participants. Options may be granted under this Appendix either as Incentive Stock Options or as Non-Qualified Options, subject to any applicable restrictions or limitations as provided under applicable law.

2.	Application

(a)	The following special rules and limitations are applicable to Options issued under the Plan to Participants subject to taxation in the United States (referred to hereunder as “U.S. Participants”) at the time of grant.

(b)	Incentive Stock Options may be granted with respect to a maximum fixed amount equal to 20% of the Shares reserved for issuance under the Plan at the Effective Time (subject to adjustment pursuant to Section 2.2(e) of the Plan).

(c)	To the extent that the aggregate fair market value (determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the U.S. Participant under all Share Compensation Arrangements of the Corporation and/or its Affiliates (if applicable) exceeds US$100,000 during any calendar year, the Options or portions thereof that exceed such limit (according to the order in which they are granted) shall constitute Non-Qualified Options in accordance with Section 422(d) of the Code or any successor thereto, notwithstanding any contrary provision of the Plan and/or Grant Agreement.

(d)	Each U.S. Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of such U.S. Participant in connection with the Plan (including any taxes and penalties under Section 409A), and neither the Corporation nor any Affiliate of the Corporation shall have any obligation to pay, indemnify or otherwise hold such U.S. Participant (or any beneficiary) harmless from any or all of such taxes or penalties.

(e)	The Corporation and its Affiliates, if applicable, shall withhold taxes according to the requirements of applicable laws, rules and regulations, including the withholding of taxes at source to satisfy any applicable federal, provincial, state or local tax withholding obligation and employment taxes.

(f)	Each recipient of an Option hereunder who is or who becomes a U.S. Participant is advised to consult with his or her personal tax advisor with respect to the tax consequences under federal, state, local and other tax laws of the receipt and/or exercise of an Option hereunder.

(g)	Without derogating from the powers and authorities of the Board detailed in the Plan, and unless specifically required under applicable law, the Board shall also have the sole and full discretion and authority to administer the provisions of this Appendix and all actions related thereto including, in addition to any powers and authorities specified in the Plan, the performance, from time to time and at any time, of either or both of the following:

(i)	deciding whether to issue Options as Incentive Stock Options or as Non-Qualified Options; and

(ii)	adopting standard forms of Grant Agreements to be applied with respect to U.S. Participants, incorporating and reflecting, inter alia, relevant provisions regarding the grant of Options in accordance with this Appendix and amending or modifying the terms of such standard forms from time to time.

3.	Exercise Price

The Exercise Price of each Option granted under the Plan to a U.S. Participant shall not be less than the Fair Market Value of a Share on the date such Option is granted. Notwithstanding any other provision of the Plan, in determining the Fair Market Value of a Share under the Plan in connection with the grant of an Option to a U.S. Participant, the Board will make the determination of Fair Market Value in good faith consistent with the rules of Sections 422 and 409A of the Code and the rules of the TSX, to the extent applicable.

4.	Expiry of Option

Notwithstanding any other provision of the Plan and any provisions of the Grant Agreement to the contrary, Options granted to U.S. Participants may not be exercised under any circumstance following the ten (10) year anniversary of the date of grant.

5.	Disqualifying Disposition

Without limiting the generality of the foregoing, if a U.S. Participant sells or otherwise disposes of any of the Shares acquired pursuant to an Incentive Stock Option on or before the later of (i) the date two years after the date the Option is granted or (ii) the date one year after the transfer of such Shares to the U.S. Participant upon exercise of the Incentive Stock Option, the U.S. Participant shall notify the Corporation in writing within 30 days after the date of any such disposition (“Disqualifying Disposition”) and shall remit to the Corporation or its Affiliate, as applicable, the amount of any applicable federal, state, provincial and local withholding and employment taxes which the Corporation is required to collect (if any).

6.	Adjustments to Options

In the event of a corporate transaction requiring the adjustment of an Option held by a U.S. Participant, the number of Shares deliverable on the exercise of an Option held by a U.S. Participant and the Exercise Price of an Option held by a U.S. Participant shall be adjusted in a manner intended to keep the Options exempt from Section 409A of the Code and to comply with Section 422 of the Code, if applicable, in the case of an Incentive Stock Option.

7.	Amendment of Appendix

The Board shall retain the power and authority to amend or modify this Appendix and any Option issued hereunder to the extent the Board in its sole discretion deems necessary or advisable to comply with law or regulation, including to comply with any guidance issued under Sections 409A or 422 of the Code. Such amendments may be made without the approval of any U.S. Participant.

8.	Ten Percent Shareholders

(a)	If any U.S. Participant to whom an Incentive Stock Option is to be granted under this Plan is, at the time of the grant of such Option, a Ten Percent Shareholder, then the following special provisions shall apply:

(i)	the per share price at which Shares may be purchased upon the exercise of an Incentive Stock Option shall be no less 110% of the fair market value of a Share at such time as the Option is granted (as determined under the applicable provisions of the Code); and

(ii)	the maximum term of the Option shall not exceed five (5) years from the date the Option is granted.

(b)	Subject to the provisions of this Section 8 regarding Ten Percent Shareholders, and applicable requirements for securityholder approval, no Incentive Stock Option may be granted hereunder to a U.S. Participant following the expiry of ten (10) years after the date on which this Plan is adopted by the Board.

SCHEDULE “A”

ZYMEWORKS INC.

STOCK OPTION GRANT AGREEMENT

This agreement (the “Grant Agreement”) evidences the Options granted by Zymeworks Inc. (the “Corporation”) to the undersigned (the “Participant”), pursuant to and subject to the terms of the Zymeworks Inc. Stock Option Plan (the “Plan”), which is incorporated herein by reference. The Schedules attached to this Stock Option Grant Agreement shall form an integral part of this Stock Option Grant Agreement.

The Corporation hereby grants to the Participant on the Date of Grant such number of Options as set forth in the attached Schedule “A”, as may be amended from time to time, with each Option representing the right to purchase, on the terms provided herein and in the Plan (including, without limitations, the applicable exercise provisions), a Share with an Exercise Price per Share as set forth in the attached Schedule “A”, as may be amended from time to time, in each case subject to adjustment in accordance with the provisions of the Plan.

ARTICLE 1

INTERPRETATION

(a)	Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.

(b)	Words importing the singular shall include the plural and vice versa and words importing any gender include any other gender.

(c)	Unless otherwise specified herein, all references to money amounts are to Canadian currency.

(d)	The words “including” and “includes” mean “including (or includes) without limitation”.

ARTICLE 2

VESTING

Section 2.1	Options

Unless earlier terminated, relinquished or expired, Options granted pursuant to this Grant Agreement shall vest in accordance with the provisions set forth in the attached Schedule “A” as may be amended from time to time.

ARTICLE 3

GENERAL PROVISIONS

Section 3.1	Participation in the Plan

No Participant has any claim or right to be granted an Option (including, without limitation, an Option granted in substitution for any Option that has expired pursuant to the terms of this Plan), and the granting of any Option is not to be construed as giving a Participant a right to continued employment or to remain a Consultant, director, officer or employee, as the case may be, of the Corporation or an Affiliate of the Corporation. Nothing contained in this Grant Agreement or the Plan shall interfere in any way with the rights of the Corporation or an Affiliate of the Corporation in connection with the employment or termination of any such person. Upon any such termination, a Participant’s rights to exercise Options will be subject to restrictions and time limits for the exercise of Options. Complete details of such restrictions are set out in the Plan, and in particular in Article 4 thereof (except to the extent that such provisions are varied in accordance with Schedule “A” hereto). The Participant hereby agrees that any rule, regulation or determination, including the interpretation by the Board of the Plan, the Option granted hereunder and the exercise thereof, is final and conclusive for all purposes and binding on all persons including the Corporation and the Participant.

Section 3.2	Binding Agreement

The exercise of the Options granted hereby, issuance of Shares and ownership of the Shares are subject to the terms and conditions of the Plan (all of which are incorporated into and form part of this Grant Agreement) and this Grant Agreement. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors (including any successor by reason of amalgamation of any party) and permitted assigns.

Section 3.3	Governing Law

This Grant Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

[The remainder of this page is intentionally left blank]

By acceptance of these Options, the undersigned acknowledges receipt of the Plan text and agrees hereby to be subject and bound to the terms of the Plan. The undersigned further acknowledges and agrees that the Participant’s abovementioned participation is voluntary and has not been induced by expectation of engagement, appointment, employment, continued engagement or continued employment, as the case may be.

Accepted and agreed to this      day of                     ,             .

Corporation:	ZYMEWORKS INC.

By:

Name:

Title:

Participant:

Signature of Option Holder

Name of Option Holder (Please Print)

Address:

EXHIBIT “A”

OPTION GRANT

Participant:	[❑]

Number of Options	[❑]

Exercise Price:	[❑]

Date of Grant:	[❑]

Vesting Schedule	[❑]

Expiry Date[1]	[❑]

Type of Option[2]	[Incentive Stock Option/Non-Qualified Option]

[1]	Include here any provisions with respect to the expiry of vested/unvested options that would depart from Section 4.3 of the Plan (i.e., the impact of certain events on the vesting/exercise period, including termination for cause, voluntary resignation, termination other than for cause, termination upon a change of control, and retirement, death or disability).
[2]	Add for U.S. Participants.

EXHIBIT “B”

ELECTION TO EXERCISE STOCK OPTIONS

TO:	ZYMEWORKS INC. (the “Corporation”)

The undersigned option holder hereby elects to exercise Options granted by the Corporation to the undersigned pursuant to a Grant Agreement dated                     , 20         under the Zymeworks Inc. Stock Option Plan (the “Plan”), for the number Shares set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.

1. Number of Shares to be Acquired:	2. ____________________________________

3. Option Exercise Price (per Share):	4. $____________________________________

5. Aggregate Purchase Price:	6. $____________________________________

7. Amount enclosed that is payable on account of any Source Deductions relating to this Option exercise (contact the Corporation for details of such amount):	8. ____________________________________

9. ☐ 10. Or check here if alternative arrangements have been made with the Corporation;	11.

12. and hereby tenders a certified cheque, bank draft or other form of payment confirmed as acceptable by the Corporation for such aggregate purchase price, and, if applicable, all Source Deductions, and

13. directs such Shares to be registered in the name of

I hereby agree to file or cause the Corporation to file on my behalf, on a timely basis, all insider reports and other reports that I may be required to file under applicable securities laws. I understand that this request to exercise my Options is irrevocable.

DATED this      day of                     ,             .

.

Signature of Option Holder

Name of Option Holder (Please Print)

EXHIBIT “C”

SURRENDER NOTICE

TO:	ZYMEWORKS INC. (the “Corporation”)

The undersigned option holder hereby elects to transfer, dispose and surrender                      Options granted by the Corporation to the undersigned pursuant to a Grant Agreement dated                     , 20 under the Zymeworks Inc. Stock Option Plan (the “Plan”) to the Corporation in exchange for Shares as calculated in accordance with Section 4.1(c) of the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Plan.

Please issue a certificate or certificates representing the Shares in the name of:

                                                                                                                                                                                        .

I hereby agree to file or cause the Corporation to file on my behalf, on a timely basis, all insider reports and other reports that I may be required to file under applicable securities laws. I understand that this request to exercise my Options is irrevocable.

DATED this      day of                     ,             .

Signature of Option Holder

Name of Option Holder (Please Print)